Exhibit 99.1

Mallinckrodt plc Reports Third Quarter 2024 Financial Results and Raises Full Year Guidance

Achieves Third Quarter Net Sales of $505.5 Million, Reflecting 1.7% Year-Over-Year Growth

Reaffirms Full Year Net Sales Guidance and Raises Full Year Adjusted EBITDA Guidance After Adjusting Both Metrics for the Therakos Transaction

Delivers Third Consecutive Quarter of Acthar® Gel Growth, Underscoring Increase in Patient and Prescriber Demand; Expects Brand to Grow Approximately 10% in Full Year 2024

Successfully Launched Acthar Gel SelfJect™ Device and Expanded the Rollout of INOmax® EVOLVE™ DS Delivery System to U.S. Hospitals Nationwide

Specialty Generics Segment Maintains Momentum with Seventh Consecutive Quarter of Year-Over-Year Growth

Net Proceeds from Sale of Therakos® Business Expected to Reduce Net Debt by More Than 60% in the Fourth Quarter

DUBLIN, November 5, 2024 – Mallinckrodt plc (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported its financial results for the third quarter ended September 27, 2024.1

“Our third quarter results demonstrate the successful execution of our strategy to stabilize the base business and position Mallinckrodt for long-term growth. We are pleased to reaffirm our full year net sales guidance and again raise our Adjusted EBITDA guidance, even after adjusting for the Therakos transaction,” said Siggi Olafsson, President and Chief Executive Officer. “In Specialty Brands, Acthar Gel achieved its third consecutive quarter of growth from rising prescriber referrals and patient demand. We also made important progress on our recent launches, with positive momentum in our Acthar Gel SelfJect device and an expanded rollout of our INOmax EVOLVE DS delivery system to U.S. hospitals nationwide. In Specialty Generics, we delivered our seventh consecutive quarter of solid growth due to our ability to consistently and reliably deliver high-quality products, and we remain on track for another year of double-digit net sales growth in 2024.”

Mr. Olafsson added, “I am grateful to our teams for their continued commitment to Mallinckrodt, bringing our strategy to life and serving our patients. It is because of their efforts that we are positioned to finish 2024 on a strong note as we continue building on our momentum and advancing our strategic priorities.”

Third Quarter 2024 Financial Results1

Mallinckrodt’s net sales in the third quarter of 2024 were $505.5 million, as compared to $497.0 million in the third quarter of 2023. This reflects an increase of 1.7% on a reported and constant currency basis.

The Company’s Specialty Brands segment reported net sales of $286.0 million, as compared to $286.2 million in the third quarter of 2023. This stability reflects growth in Acthar Gel, uptake in Acthar SelfJect and Terlivaz® and the continued growth of Therakos, slightly offset by continued competition in the U.S. for INOmax from alternative nitric oxide products.

Mallinckrodt’s Specialty Generics segment reported net sales of $219.5 million, as compared to $210.8 million in the third quarter of 2023. This 4.1% growth was driven by the Company’s established track record as a reliable and consistent producer of high-quality products amidst ongoing market shortages due to quality and other disruptions, in both the finished-dosage products and Controlled Substance active pharmaceutical ingredient (API) businesses, partially offset by a decline in the Acetaminophen (APAP) business as a result of the overall softening of the market.

The Company’s net loss for the third quarter was $26.2 million, a 98.5% improvement as compared to a net loss of $1.7 billion in the third quarter of 2023.
1 As a result of emerging from Chapter 11, the three and nine months ended September 29, 2023 reflect the Predecessor period, while the three and nine months ended September 27, 2024 reflect the Successor period. Please see “Predecessor and Successor Periods” below for further information.

Mallinckrodt’s Adjusted EBITDA in the third quarter was $160.6 million, as compared to $180.6 million in the third quarter of 2023, a decrease of 11.1%. This decrease was primarily driven by approximately $7.3 million of transaction-related compensation expenses for the sale of Therakos, as well as incremental commercial investments for Acthar Gel and Terlivaz and the impact of nitric oxide competition in the U.S., partially offset by continued strength in the Specialty Generics segment, and growth in the Specialty Brands segment.

Gross profit as a percentage of net sales was 43.7% for the third quarter, as compared to 30.3% for the third quarter of 2023. Adjusted gross profit as a percentage of net sales was 65.4% for the third quarter, as compared to 66.3% for the third quarter of 2023.

Mallinckrodt's cash balance at the end of the third quarter of 2024 was $410.5 million. Total outstanding principal debt was $1.64 billion, and outstanding net debt was $1.23 billion.

Nine Month 2024 Results1

Mallinckrodt’s net sales were $1.5 billion for the nine months ended September 27, 2024, as compared to $1.4 billion for the nine months ended September 29, 2023. This reflects an increase of 6.5%.

The Company recorded a net loss of $134.9 million for the nine months ended September 27, 2024, as compared to $2.7 billion for the nine months ended September 29, 2023.

Mallinckrodt's Adjusted EBITDA was $479.5 million for the nine months ended September 27, 2024, as compared to $448.1 million for the nine months ended September 29, 2023, an increase of 7.0%.

Third Quarter 2024 Business Segment Update

Specialty Brands

Acthar Gel net sales were $126.4 million in the third quarter, an increase of 3.5% versus the prior year quarter and the third consecutive quarter of year-over-year growth for the brand, reflecting increasing prescriber referrals and patient demand. Additionally, the Company successfully launched SelfJect mid-quarter and has received enthusiastic physician and patient feedback. Given the brand’s return to growth and positive momentum, the Company now expects full year 2024 Acthar Gel net sales to grow approximately 10%.

Terlivaz net sales were $7.3 million, reflecting 65.9% year-over-year growth and 37.7% sequential growth in net sales. The Company continued to expand adoption in the third quarter through outreach to healthcare providers emphasizing the importance of early patient identification and treatment initiation. Mallinckrodt remains focused on establishing Terlivaz as the preferred first-line treatment for HRS patients with rapid reduction of kidney function.

INOmax (nitric oxide) gas net sales in the third quarter were $64.0 million, down 12.2% compared to the prior year period, as it continued to be impacted by competitive pressures in the U.S. Following the successful introduction of the INOmax EVOLVE DS device pilot program earlier this year, the Company expanded the commercial rollout of EVOLVE to U.S. hospitals nationwide late in the third quarter. At quarter end, there were 100 devices in nearly a dozen hospitals across the U.S. The Company is focused on further expanding the rollout of EVOLVE to help meet the needs of neonatal intensive care patients and healthcare professionals by offering improved automation, which enhances safety features, and a streamlined design that elevates the user experience.

Therakos net sales were $67.6 million in the third quarter, an increase of 2.4% on a reported basis and 2.2% on a constant currency basis.

As previously announced, the Company entered into a definitive agreement to sell the Therakos business to CVC Capital Partners for $925 million, subject to customary adjustments. Mallinckrodt will use net proceeds from the transaction to pay down debt and expects this to reduce the Company’s net debt by more than 60% following transaction close. Closing remains on track to occur in the coming weeks, subject to customary closing conditions.

Specialty Generics

The Specialty Generics segment reported year-over-year net sales growth of 4.1% in the third quarter of 2024. These results were driven by strong performance in finished-dosage products and increased demand for Controlled Substance

APIs, slightly offset by softness in the APAP business stemming from excess supply in the broader market.

Net sales in the Specialty Generics segment have grown for the past seven quarters, and its third quarter performance is particularly notable given the strong comparable quarter in 2023, which was driven by the launch of lisdexamfetamine dimesylate capsules (generic form of Vyvanse®).

Please see “Non-GAAP Financial Measures” included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the third quarter.

Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2024 to be filed with the U.S. Securities and Exchange Commission (“SEC”) for additional information.

2024 Financial Guidance Update

Mallinckrodt today reaffirmed its net sales guidance and raised its Adjusted EBITDA guidance for full year 2024.
The Company’s updated guidance assumes that the Therakos transaction will close by the end of November and, accordingly, removes approximately $25 million in net sales and approximately $12 million in Adjusted EBITDA that were previously expected to be contributed by Therakos in the month of December. The updated Adjusted EBITDA guidance also reflects approximately $16 million of transaction-related compensation expenses for the sale of Therakos, for a total impact to the Company’s full year Adjusted EBITDA of approximately $28 million.
The Company’s updated guidance is as follows:

	Updated 2024 Guidance	Prior 2024 Guidance
Total Net Sales	$1.9 billion to $2.0 billion	$1.9 billion to $2.0 billion
Adjusted EBITDA	$590 million to $620 million	$585 million to $615 million
Mallinckrodt notes that for full year 2024 Therakos is expected to generate approximately $270 million in net sales and approximately $135 million in Adjusted EBITDA.
The Company does not provide the comparable GAAP measures for its forward-looking non-GAAP guidance or a reconciliation of such measures because the reconciling items described in the definition of Adjusted EBITDA provided below are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results.
Conference Call and Webcast

Mallinckrodt will hold a conference call today, November 5, 2024, at 8:30 a.m. Eastern Time to discuss its financial results and performance for the third quarter 2024. The live call and subsequent replay can be accessed as follows:

•Live Call Participant Registration (including dial-in): https://register.vevent.com/register/BI60bb36abdb99465c9db5640f3457528a
•Audio Only Webcast Link (live and replay): https://edge.media-server.com/mmc/p/6tqaksqg/
•At the Mallinckrodt website: https://ir.mallinckrodt.com/

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including Adjusted EBITDA, adjusted gross profit, adjusted selling, general, and administrative (“SG&A”) expenses, adjusted research and development (“R&D”) expenses, net sales growth (loss) on a constant-currency basis, and net debt, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization from intangible assets and right-of use asset resulting from finance leases; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; liabilities management and separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

The Company has forecasted a full-year 2024 adjusted EBITDA for Therakos, consistent with the Company’s calculation of the consolidated Company Adjusted EBITDA. As such, certain amounts that management considers to be non-recurring or non-operational are excluded from these measures because management and the chief operating decision maker evaluate the operating results of the excluding such items. These items may include, but are not limited to, depreciation and amortization, share-based compensation, net restructuring charges, non-restructuring impairment charges and liabilities management and separation costs. Also, Therakos Adjusted EBITDA excludes allocations of intercompany corporate overhead costs and fresh-start inventory related expenses and other items identified by the Company.

Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, the aforementioned items in the Adjusted EBITDA paragraph. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A expenses.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Net debt of $1.2 billion as of September 27, 2024, reflects $1.6 billion in total debt outstanding on a GAAP basis less $410.5 million in cash and cash equivalents (unrestricted cash) on a GAAP basis.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance and liquidity. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results presented in this press release include Successor and Predecessor periods. The Successor period runs for the three and nine months ended September 27, 2024, while the Predecessor period is for the three and nine months ended September 29, 2023. We do not believe that reviewing the results of the Successor period in isolation would be useful in identifying trends in or reaching conclusions regarding our overall operating performance. Management believes that our key performance metrics such as net sales and segment results of operations for the three and nine months ended September 27, 2024 (Successor) provide a meaningful comparison and are useful in identifying current business trends when compared to the three and nine months ended September 29, 2023 (Predecessor).

Mallinckrodt’s results of operations as reported in its unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The comparison of the Predecessor and Successor periods for the periods presented here is not in accordance with GAAP. However, the Company believes that the comparison is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, the ongoing strategic review, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the parties’ ability to satisfy the conditions to the divestiture of the Therakos business, including the ability to complete the divestiture on the anticipated timeline or at all; the potential impact of the divestiture on our businesses and the risk that consummating the divestiture may be more difficult, time-consuming and costly than expected; changes in Mallinckrodt’s board of directors, business strategy and performance; Mallinckrodt’s initiative to explore a variety of potential divestiture, financing and other transactional opportunities; the exercise of contingent value rights by the Opioid Master Disbursement Trust II (the “Trust”); Mallinckrodt’s repurchases of debt securities; the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings, as well as perceptions of the Company's increased performance and credit risks associated with its constrained liquidity position and capital structure; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the emergence from the 2023 bankruptcy proceedings was successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt's business plan; Mallinckrodt’s capital structure since its emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJect™ Injector and the INOmax Evolve platform; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior or future restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; actions taken by third parties, including the Company's creditors, the Trust and other stakeholders; Mallinckrodt’s variable rate indebtedness; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings.

The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023, Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2024, Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2024, Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2024 to be filed with the SEC, and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Mallinckrodt's (www.mallinckrodt.com), identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

CONTACTS

Investor Relations
Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2024.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Three Months Ended September 27, 2024		Three Months Ended September 29, 2023
		Percent of Net sales		Percent of Net sales
Net sales	$505.5	100.0%	$497.0	100.0%
Cost of sales	284.4	56.3	346.2	69.7
Gross profit	221.1	43.7	150.8	30.3
Selling, general and administrative expenses	141.2	27.9	129.2	26.0
Research and development expenses	28.2	5.6	25.7	5.2
Restructuring charges, net	0.1	—	(0.1)	—
Non-restructuring impairment charges	—	—	135.9	27.3
Liabilities management and separation costs	15.2	3.0	142.1	28.6
Operating income (loss)	36.4	7.2	(282.0)	(56.7)
Interest expense	(59.0)	(11.7)	(133.1)	(26.8)
Interest income	7.4	1.5	3.4	0.7
Other (expense) income, net	(3.8)	(0.8)	9.1	1.8
Reorganization items, net	—	—	(1,311.5)	(263.9)
Loss from continuing operations before income taxes	(19.0)	(3.8)	(1,714.1)	(344.9)
Income tax expense	7.2	1.4	10.8	2.2
Loss from continuing operations	(26.2)	(5.2)	(1,724.9)	(347.1)
(Loss) income from discontinued operations, net of income taxes	—	—	0.1	—
Net loss	$(26.2)	(5.2)%	$(1,724.8)	(347.0)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(1.33)		$(128.61)
(Loss) income from discontinued operations	—		—
Net loss	$(1.33)		$(128.60)
Weighted-average number of shares outstanding
Basic and diluted	19.7		13.4

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor
	Three Months Ended September 27, 2024				Three Months Ended September 29, 2023
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net loss	$221.1	$141.2	$28.2	$(26.2)	$150.8	$129.2	$25.7	$(1,724.8)
Adjustments:
Interest expense, net	—	—	—	51.6	—	—	—	129.7
Income tax expense	—	—	—	7.2	—	—	—	10.8
Depreciation	7.5	(0.5)	(0.2)	8.2	9.3	(1.6)	(0.5)	11.4
Amortization	18.1	—	—	18.1	125.6	—	—	125.6
Restructuring and related charges, net	—	—	—	0.1	—	—	—	(0.1)
Non-restructuring impairment charge	—	—	—	—	—	—	—	135.9
Income from discontinued operations	—	—	—	—	—	—	—	(0.1)
Change in contingent consideration fair value	—	(1.1)	—	1.1	—	0.2	—	(0.2)
Change in derivative asset & liabilities fair value	—	—	—	1.9	—	—	—	—
Liabilities management and separation costs (1)	—	—	—	15.2	—	—	—	142.1
Unrealized loss on equity investment	—	—	—	1.3	—	—	—	(7.2)
Reorganization items, net (2)	—	0.2	—	(0.2)	—	—	—	1,311.5
Share-based compensation	—	1.4	0.1	(1.5)	—	(2.3)	(0.1)	2.4
Fresh-start inventory-related expense (3)	83.8	—	—	83.8	43.6	—	—	43.6
As adjusted:	$330.5	$141.2	$28.1	$160.6	$329.3	$125.5	$25.1	$180.6
(1)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the three months ended September 27, 2024 (Successor), as well as professional fees incurred by the Company (including where the Company is responsible for the fees of third parties, including pursuant to the forbearance agreements related to certain of the Company’s former debt obligations) in connection with its pre-bankruptcy evaluation of its financial situation and related discussions with its stakeholders during the three months ended September 29, 2023 (Predecessor).
(2)As of December 30, 2023, professional fees directly related to the 2023 bankruptcy proceedings that were previously reflected as reorganization items, net, are classified within SG&A expenses.
(3)Represents inventory step-up amortization of $83.8 million and $43.5 million for the three months ended September 27, 2024 (Successor) and September 29, 2023 (Predecessor), respectively.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended September 27, 2024	Three Months Ended September 29, 2023
Specialty Brands (1)	$51.6	$87.6
Specialty Generics (2)	52.0	64.0
Segment operating income	103.6	151.6
Unallocated amounts:
Corporate and unallocated expenses (3)	(27.1)	(16.3)
Depreciation and amortization	(26.3)	(137.0)
Share-based compensation	1.5	(2.4)
Restructuring charges, net	(0.1)	0.1
Non-restructuring impairment charge	—	(135.9)
Liabilities management and separation costs (4)	(15.2)	(142.1)
Operating income (loss)	$36.4	$(282.0)
(1)Includes $62.7 million and $42.8 million of inventory fair-value step-up expense during the three months ended September 27, 2024 (Successor) and the three months September 29, 2023 (Predecessor), respectively.
(2)Includes $21.1 million and $0.7 million of inventory fair-value step-up expense during the three months ended September 27, 2024 (Successor) and the three months September 29, 2023 (Predecessor), respectively.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the three months ended September 27, 2024 (Successor). Represents costs included in SG&A expenses, primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties, including pursuant to the forbearance agreements related to certain of the Company’s former debt obligations) in connection with its ongoing evaluation of its financial situation and related discussions with its stakeholders during the three months ended September 29, 2023 (Predecessor).

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended September 27, 2024	Three Months Ended September 29, 2023	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands	$286.0	$286.2	(0.1)%	—%	(0.1)%
Specialty Generics	219.5	210.8	4.1	—%	4.1
Net sales	$505.5	$497.0	1.7%	—%	1.7%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended September 27, 2024	Three Months Ended September 29, 2023	Percent change	Currency impact	Constant-currency growth (loss)
Specialty Brands
Acthar Gel	$126.4	$122.1	3.5%	—%	3.5%
INOmax	64.0	72.9	(12.2)	—	(12.2)
Therakos	67.6	66.0	2.4	0.2	2.2
Amitiza	18.8	18.3	2.7	—	2.7
Terlivaz	7.3	4.4	65.9	—	65.9
Other	1.9	2.5	(24.0)	(3.2)	(20.8)
Specialty Brands Total	286.0	286.2	(0.1)	—	(0.1)

Specialty Generics
Opioids	85.9	65.9	30.3	—	30.3
ADHD	41.3	41.5	(0.5)	—	(0.5)
Addiction treatment	18.1	15.1	19.9	(0.1)	20.0
Other	0.9	3.4	(73.5)	—	(73.5)
Generics	146.2	125.9	16.1	—	16.1
Controlled substances	27.2	22.0	23.6	—	23.6
APAP	40.0	57.4	(30.3)	—	(30.3)
Other	6.1	5.5	10.9	—	10.9
API	73.3	84.9	(13.7)	—	(13.7)
Specialty Generics	219.5	210.8	4.1	—	4.1
Net sales	$505.5	$497.0	1.7%	—%	1.7%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Nine Months Ended September 27, 2024		Nine Months Ended September 29, 2023
		Percent of Net sales		Percent of Net sales
Net sales	$1,487.6	100.0%	$1,396.6	100.0%
Cost of sales	907.5	61.0	1,091.1	78.1
Gross profit	580.1	39.0	305.5	21.9
Selling, general and administrative expenses	406.0	27.3	369.6	26.5
Research and development expenses	85.3	5.7	83.0	5.9
Restructuring charges, net	10.5	0.7	0.9	0.1
Non-restructuring impairment charges	—	—	135.9	9.7
Liabilities management and separation costs	32.2	2.2	157.3	11.3
Operating income (loss)	46.1	3.1	(441.2)	(31.6)
Interest expense	(177.5)	(11.9)	(457.7)	(32.8)
Interest income	20.2	1.4	12.8	0.9
Other expense, net	(3.6)	(0.2)	(6.7)	(0.5)
Reorganization items, net	—	—	(1,321.1)	(94.6)
Loss from continuing operations before income taxes	(114.8)	(7.7)	(2,213.9)	(158.5)
Income tax expense	20.4	1.4	508.1	36.4
Loss from continuing operations	(135.2)	(9.1)	(2,722.0)	(194.9)
Income from discontinued operations, net of income taxes	0.3	—	0.1	—
Net loss	$(134.9)	(9.1)%	$(2,721.9)	(194.9)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(6.86)		$(205.37)
Income from discontinued operations	0.02		0.01
Net loss	$(6.85)		$(205.37)
Weighted-average number of shares outstanding:
Basic and diluted	19.7		13.3

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor
	Nine Months Ended September 27, 2024				Nine Months Ended September 29, 2023
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net loss	$580.1	$406.0	$85.3	$(134.9)	$305.5	$369.6	$83.0	$(2,721.9)
Adjustments:
Interest expense, net	—	—	—	157.3	—	—	—	444.9
Income tax expense	—	—	—	20.4	—	—	—	508.1
Depreciation	24.9	(1.4)	(0.9)	27.2	27.9	(5.7)	(1.5)	35.1
Amortization	66.3	—	—	66.3	388.1	—	—	388.1
Restructuring and related charges, net	—	2.5	—	8.0	—	—	—	0.9
Non-restructuring impairment charges	—	—	—	—	—	—	—	135.9
Income from discontinued operations	—	—	—	(0.3)	—	—	—	(0.1)
Change in contingent consideration fair value	—	(3.2)	—	3.2	—	7.3	—	(7.3)
Change in derivative asset & liabilities fair value	—	—	—	5.9	—	—	—	—
Liabilities management and separation costs (1)	—	—	—	32.2	—	—	—	157.3
Unrealized (gain) loss on equity investment	—	—	—	(1.4)	—	—	—	9.1
Reorganization items, net (2)	—	(4.5)	—	4.5	—	—	—	1,321.1
Share-based compensation	0.1	(3.6)	(0.1)	3.8	—	(7.4)	(0.3)	7.7
Fresh-start inventory-related expense (3)	293.7	—	—	293.7	169.2	—	—	169.2
Recovery of bad debt - customer bankruptcy	—	6.4	—	(6.4)	—	—	—	—
As adjusted:	$965.1	$402.2	$84.3	$479.5	$890.7	$363.8	$81.2	$448.1
(1)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the nine months ended September 27, 2024 (Successor), as well as professional fees incurred by the Company (including where the Company is responsible for the fees of third parties, including pursuant to the forbearance agreements related to certain of the Company’s former debt obligations) in connection with its pre-bankruptcy evaluation of its financial situation and related discussions with its stakeholders and professional fees and costs incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the Chapter 11 cases in 2022 during the nine months ended September 29, 2023 (Predecessor).
(2)As of December 30, 2023, professional fees directly related to the 2023 bankruptcy proceedings that were previously reflected as reorganization items, net, are classified within SG&A expenses.
(3)Represents $296.2 million of inventory step-up amortization and $2.5 million of fresh-start inventory-related income for the nine months ended September 27, 2024 (Successor) and $169.2 million of inventory step-up amortization and September 29, 2023 (Predecessor).

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Nine Months Ended September 27, 2024	Nine Months Ended September 29, 2023
Specialty Brands (1)	$97.2	$181.6
Specialty Generics (2)	152.6	131.9
Segment operating income	249.8	313.5
Unallocated amounts:
Corporate and unallocated expenses (3)	(70.1)	(29.7)
Depreciation and amortization	(93.5)	(423.2)
Share-based compensation	(3.8)	(7.7)
Restructuring charges, net	(10.5)	(0.9)
Non-restructuring impairment charges	—	(135.9)
Liabilities management and separation costs (4)	(32.2)	(157.3)
Recovery of bad debt - customer bankruptcy	6.4	—
Operating income (loss)	$46.1	$(441.2)
(1)Includes $211.2 million and $147.2 million of inventory fair-value step-up expense during the nine months ended September 27, 2024 (Successor) and the six months September 29, 2023 (Predecessor), respectively.
(2)Includes $85.0 million and $22.0 million of inventory fair-value step-up expense during the nine months ended September 27, 2024 (Successor) and the nine months September 29, 2023 (Predecessor), respectively. Additionally, the nine months ended September 27, 2024 (Successor) included $2.5 million of fresh-start inventory-related income.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to our reportable segments.
(4)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the nine months ended September 27, 2024 (Successor). Represents costs included in SG&A expenses, primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties, including pursuant to the forbearance agreements related to certain of the Company’s former debt obligations) in connection with its ongoing evaluation of its financial situation and related discussions with its stakeholders and professional fees and costs incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the Chapter 11 cases in 2022 during the nine months ended September 29, 2023 (Predecessor).

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Nine Months Ended September 27, 2024	Nine Months Ended September 29, 2023	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands	$817.8	$818.3	(0.1)%	—%	(0.1)%
Specialty Generics	669.8	578.3	15.8	—	15.8
Net sales	$1,487.6	$1,396.6	6.5%	—%	6.5%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measures
	Nine Months Ended September 27, 2024	Nine Months Ended September 29, 2023	Percent change	Currency impact	Constant-currency growth (loss)
Specialty Brands
Acthar Gel	$346.9	$320.9	8.1%	—%	8.1%
INOmax	200.6	232.5	(13.7)	—	(13.7)
Therakos	193.0	187.6	2.9	0.1	2.8
Amitiza	53.5	61.4	(12.9)	—	(12.9)
Terlivaz	18.6	10.0	86.0	—	86.0
Other	5.2	5.9	(11.9)	(4.7)	(7.2)
Specialty Brands Total	817.8	818.3	(0.1)	—	(0.1)

Specialty Generics
Opioids	263.0	200.2	31.4	—	31.4
ADHD	114.8	82.9	38.5	—	38.5
Addiction treatment	54.5	46.8	16.5	(0.1)	16.6
Other	6.0	7.6	(21.1)	—	(21.1)
Generics	438.3	337.5	29.9	—	29.9
Controlled substances	76.5	61.4	24.6	—	24.6
APAP	139.0	163.6	(15.0)	—	(15.0)
Other	16.0	15.8	1.3	—	1.3
API	231.5	240.8	(3.9)	—	(3.9)
Specialty Generics	669.8	578.3	15.8	—	15.8
Net sales	$1,487.6	$1,396.6	6.5%	—%	6.5%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor
	September 27, 2024	December 29, 2023
Assets
Current Assets:
Cash and cash equivalents	$410.5	$262.7
Accounts receivable, net	383.3	377.5
Inventories	710.6	982.7
Prepaid expenses and other current assets	169.2	138.9
Current assets held for sale	49.3	—
Total current assets	1,722.9	1,761.8
Property, plant and equipment, net	361.7	321.7
Intangible assets, net	433.7	608.4
Deferred income taxes	777.1	801.0
Long-term assets held for sale	115.3	—
Other assets	227.0	240.7
Total Assets	$3,637.7	$3,733.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$8.7	$6.5
Accounts payable	84.5	100.4
Accrued payroll and payroll-related costs	90.0	82.8
Accrued interest	45.0	20.1
Acthar Gel-Related Settlement	21.3	21.5
Accrued and other current liabilities	280.1	269.9
Current liabilities held for sale	24.1	—
Total current liabilities	553.7	501.2
Long-term debt	1,731.8	1,755.9
Acthar Gel-Related Settlement	121.8	128.5
Pension and postretirement benefits	38.6	40.6
Environmental liabilities	34.4	35.1
Other income tax liabilities	25.7	19.6
Long-term liabilities held for sale	3.2	—
Other liabilities	100.2	92.5
Total Liabilities	2,609.4	2,573.4
Shareholders' Equity:
Ordinary A shares, €1.00 par value, 25,000 authorized; none issued and outstanding	—	—
Ordinary shares, $0.01 par value, 500,000,000 authorized	0.2	0.2
Additional paid-in capital	1,198.4	1,194.6
Accumulated other comprehensive income	2.8	3.6
Retained deficit	(173.1)	(38.2)
Total Shareholders' Equity	1,028.3	1,160.2
Total Liabilities and Shareholders' Equity	$3,637.7	$3,733.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor	Predecessor
	Nine Months Ended September 27, 2024	Nine Months Ended September 29, 2023
Cash Flows From Operating Activities:
Net loss	$(134.9)	$(2,721.9)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	93.5	423.2
Share-based compensation	3.8	7.7
Deferred income taxes	22.9	475.5
Non-cash impairment charges	—	135.9
Reorganization items, net	—	1,294.1
Non-cash (amortization) accretion expense	(3.6)	176.7
Other non-cash items	18.9	11.6
Changes in assets and liabilities:
Accounts receivable, net	(16.5)	(23.8)
Inventories	222.1	99.1
Accounts payable	(5.6)	(31.2)
Income taxes	(7.1)	168.7
Opioid-Related Litigation Settlement Liability	—	(250.0)
Acthar-Gel-Related Settlement	(21.4)	(16.5)
Other	13.6	(46.8)
Net cash from operating activities	185.7	(297.7)
Cash Flows From Investing Activities:
Capital expenditures	(71.5)	(41.9)
Proceeds from debt and equity securities	22.6	—
Other	4.2	1.1
Net cash from investing activities	(44.7)	(40.8)
Cash Flows From Financing Activities:
Issuance of external debt	—	380.0
Repayment of debt	(4.4)	(52.0)
Debt financing costs	—	(2.4)
Other	(0.4)	(0.1)
Net cash from financing activities	(4.8)	325.5
Effect of currency rate changes on cash	(0.6)	(1.7)
Net change in cash, cash equivalents and restricted cash, including cash classified within assets held for sale	135.6	(14.7)
Less: Net change in cash classified within assets held for sale	(3.0)	—
Net change in cash, cash equivalents and restricted cash	132.6	(14.7)
Cash, cash equivalents and restricted cash at beginning of period	343.4	466.7
Cash, cash equivalents and restricted cash at end of period	$476.0	$452.0

Cash and cash equivalents at end of period	$410.5	$389.8
Restricted cash included in prepaid expenses and other current assets at end of period	23.9	22.9
Restricted cash included in other long-term assets at end of period	41.6	39.3
Cash, cash equivalents and restricted cash at end of period	$476.0	$452.0